Exhibit 21.1
COMPRESSCO PARTNERS, L.P.
Subsidiaries of the Registrant
Subsidiaries of the Registrant as of the date of this filing on Form S-1:

Name of Subsidiary	Jurisdiction	Relationship
Compressco Partners Sub, Inc.	Delaware	Wholly owned by Compressco Partners, L.P.
Subsidiaries of the Registrant at the closing of this initial public offering:

Name of Subsidiary	Jurisdiction	Relationship
Compressco Partners Operating, LLC	Delaware	Wholly owned by Compressco Partners, L.P.

Compressco Partners Sub, Inc.	Delaware	Wholly owned by Compressco Partners, L.P.

Compressco Holdings, LLC	Delaware	Wholly owned by Compressco Partners Operating, LLC

Compressco Leasing, LLC	Delaware	Wholly owned by Compressco Partners Operating, LLC

Compressco Canada, Inc.	Alberta, Canada	Wholly owned by Compressco Netherlands B.V.

Compressco Mexico Investment I, LLC	Delaware	Wholly owned by Compressco Netherlands B.V.

Compressco Mexico Investment II, LLC	Delaware	Wholly owned by Compressco Netherlands B.V.

Providence Natural Gas, LLC	Oklahoma	Wholly owned by Compressco Netherlands B.V.

Compressco de Mexico, S. de R.L. de C.V.	Mexico	51% owned by Compressco Mexico Investment I, LLC;
49% owned by Compressco Mexico Investment II, LLC

Production Enhancement Mexico, S. de R.L. de C.V.	Mexico	99.998% owned by Providence Natural Gas, LLC; 0.002% owned by Compressco Netherlands B.V.

Compressco Field Services International, LLC	Delaware	Wholly owned by Compressco Partners Operating, LLC

Compressco International, LLC	Delaware	Wholly owned by Compressco Partners Operating, LLC

Compressco de Argentina S.R.L.	Argentina	90% owned by Compressco Field Services International, LLC; 10% owned by Compressco International, LLC

Compressco Netherlands Coöperatief U.A.	Netherlands	99% owned by Compressco Partners Operating, LLC;1% owned by Compressco Holdings, LLC

Compressco Netherlands B.V.	Netherlands	Wholly owned by Compressco Netherlands Coöperatief U.A.